UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2012

NEXT FUEL, INC.
(EXACT NAME OF COMPANY AS SPECIFIED IN CHARTER)

Nevada	333-148493	32-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

821 Frank Street Sheridan WY	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 674-2145
(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

We entered into a License Agreement effective April 2, 2012 with PT Enviro Energy, an Indonesian limited liability company ("South Sumatra Licensee").

This Agreement was entered into following completion of a pilot test on fields in southern Sumatra, Indonesia, that showed positive results from use of our Coal to Gas technology.  Within six weeks after the field test began, all six wells included in the field test produced new biogenic methane gas at a measurable rate from a lignite deposit that had no prior gas production or known reserves.

The Agreement, which expires on January 31, 2021, grants the Licensee a non-exclusive right to use our Coal to Gas technology within a defined territory in the southern part of the island of Sumatra within boundaries defined in the license agreement (the "Licensed Territory").  We did not grant the Licensee any rights outside the Licensed Territory.

The South Sumatra Licensee agreed to pay us a royalty of Ten (10%) Percent the gross sale price of all natural gas produced by fields that benefit from use of the licensed technology.  The Licensee bears all costs and expenses of producing natural gas.  We agreed to sell the Licensee amendments required to use our technology for 7.5% above our cost to produce the amendments.

It is impossible for us to predict our future revenues, if any, from this Agreement.  The South Sumatra Licensee must acquire gas rights from third parties.  Although the Licensee has committed to use commercially reasonable efforts to commercialize our technology in the Licensed Territory, the South Sumatra Licensee has made no commitment to us about the size of the gas fields it will acquire or the pace of acquisition and deployment of our technology.  Our revenue will also depend on the price of natural gas over the term of this Agreement, which we are unable to predict.  The government of Indonesia currently regulates the price of natural gas.  Therefore, natural gas prices for purposes of our revenue may be lower than world market prices. Although the Agreement gives us audit rights, we also anticipate difficulty tracking the volume of gas our South Sumatra Licensee produces in remote locations.

A copy of the License Agreement is attached as Exhibit 99.1 to this Report, which is hereby incorporated by reference herein.

We entered into a License Agreement effective March 31, 2012 (as amended by Amendment No. 1 effective April 1, 2012) with Future Fuel Limited, a British Virgin Islands limited liability company ("Licensee"), which is affiliated with Mr. Guangwei Guo, a member of our Board of Directors and a shareholder who has purchased additional shares of our Common Stock in a transaction described in Item 3.02 of this Report.

This Agreement was entered into following completion of a pilot test on fields in Inner Mongolia, China, that showed positive results from use of our Coal to Gas technology.  Within six weeks after the field test began, all 4 wells included in the field test produced new biogenic methane gas at a measurable rate from a lignite deposit that had no prior gas production or known reserves.

The Agreement grants the Licensee an exclusive right to use our Coal to Gas technology in the People's Republic of China and the Republic of Mongolia (the "Licensed Territory").  We did not grant the Licensee any rights outside the Licensed Territory.

The Licensee agreed to pay a license fee of Five Hundred Thousand ($500,000) Dollars (USD), within three months, but the Licensee receives a credit for Four Hundred Thousand ($400,000) Dollars the Licensee previously invested in field tests, which results in a net upfront payment of One Hundred Thousand ($100,000) Dollars.

In addition, the Licensee agreed to pay an annual fee of a minimum of Thirty Thousand ($30,000) Dollars (USD) per Gas Generating Unit (or GGU) for each year the GGU is capable of producing gas.  Each Gas Generating Unit is approximately 40,000 square meters of coal, lignite or other carbonaceous gas producing material of specified thickness in a field where our technology is used.  A field could have multiple Gas Generating Units.

One half (50%) of the first payment is due within (20) days after the first production or injection well is drilled on a Gas Generating Unit and one half (50%) is due upon the presence of biogenic methane gas from that Gas Generating Unit.  Thereafter annual Thirty Thousand ($30,000) Dollar (USD) payments are due for the gas producing life of the Gas Generating Unit.  We cease to earn payments for a GGU when the GGU ceases being capable of producing gas.

This annual fee for each Gas Generating Unit is fixed for the life of the agreement, which may be perpetual if the Licensee meets certain minimum performance criteria described below and otherwise complies with the Agreement.  The Agreement contains no inflation, currency or other adjustment provision and remains a fixed annual fee in US Dollars for each Gas Generating Unit.  Therefore, we will bear the risk that inflation or decreases in the value of the U. S. Dollar will erode the value of the payments we receive.  Although the fixed fee is not tied to the market price of the gas produced, we expect the volume of gas exploration and drilling will vary depending on the value of the gas being produced.

The Licensee has a contractual commitment to add at least fifty (50) new Gas Generating Units in the People's Republic of China during the first year of the Agreement, which would result in a minimum of $1,500,000 of license fees for the first year.  Except for this first year commitment, the Licensee's only obligation in later years is to use commercially reasonable efforts to commercialize the technology.

The license has a one year guaranteed term, which ends in March 31, 2013.  To continue to extend the term of the license each year after that date, the licensee must add fifty (50) new Gas Generating Unit (GGUs) in China and twenty-five (25) new GGUs in Mongolia.  The table below shows the additional annual license fee that would be added to fees for gas capable GGUs initiated in prior years, if these target numbers of new units are achieved.

If the Licensee achieves its goal in China, but not in Mongolia, the license for Mongolia would terminate and the license for China would continue.  Likewise, if the Licensee achieves its goal in Mongolia, but not in China, the license for China would terminate and the license for Mongolia would continue.

	People's Republic of China		Republic of Mongolia
	# Gas Generating Units	Annual Licensee Fee (USD)	# Gas Generating Units	Annual Licensee Fee (USD)
Annual Required to Maintain License Each Year	50	$1,500,000	25	$750,000

Cumulative Total Required to Eliminate Annual Maintenance Target	1,000	$30,000,000	500	$7,500,000

When the Licensee achieves on a cumulative basis since inception of the agreement one thousand (1,000) GGUs in China or five hundred (500) GGUs in Mongolia the license for that geographic territory becomes perpetual, unless the Licensee fails to use commercially reasonable efforts to commercialize the technology or otherwise breaches the Agreement.

The Licensee bears all costs and expenses of producing natural gas, except that we agreed to provide up to approximately $10,000 of the amendments required to use our technology for each Gas Generating Unit without additional charge to the Licensee.  Consequently, we expect our net revenue for each Gas Generating Unit will be approximately Twenty Thousand ($20,000) Dollars.

Beginning April 1, 2013, the Licensee is required to pay Fifty Thousand ($50,000) Dollars (USD) for technical support for each new field the Licensee opens.

It is impossible for us to predict our future revenues, if any, from this Agreement.  The Licensee must acquire gas rights from third parties.  Although the Licensee has committed to use commercially reasonable efforts to commercial our technology in the Licensed Territory, the Licensee can continue to renew the license annually by adding only a small number of new Gas Generating Units each year.  After the first year, our only remedy for failure to meet that target is to terminate the license.  As Gas Generating Units cease to be capable of producing gas, our annual license fee will be reduced.  Our revenue is not directly tied to the price of natural gas, but if natural gas prices fall over the term of this Agreement, which we are unable to predict, the Licensee is likely to reduce the number of Gas Generating Units, which would decrease the licensee fees we earn.  Although the Agreement gives us audit rights, we also anticipate difficulty tracking the number of GGUs our Licensee achieves in remote locations.

A copy of the License Agreement and Amendment No 1 to the License Agreement are attached as Exhibit 99.2 and Exhibit 99.3 to this Report, which are hereby incorporated by reference herein.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements regarding future business to be conducted by the Company, all of which involve risks and uncertainties. Actual results could differ materially from those discussed.  Factors that could cause or contribute to such differences include, but are not limited to, the price of biogenic methane gas, the results of CTG field tests, receptiveness of the market to the Company's technologies and services, the ability of our licensees to obtain rights to gas production fields, negotiations between the Company and its licensees, and other factors discussed in the Company’s filings with the Securities and Exchange Commission.  All forward-looking statements are based on information available to the Company as of the date of this report, and the Company assumes no obligation to update such statements.

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to a Subscription Agreement dated March 26, 2012, on April 12, 2012, the Company sold Five Hundred Thousand shares of Common Stock for Three Dollars and Five Cents ($3.05) (U.S.) per share for an aggregate amount of One Million Five Hundred Twenty-Five Thousand ($1,525,000) Dollars (US) to Mr. Guangwei Guo (the "Investor"), a resident of the People's Republic of China.  Mr. Guo is a member of the Company's Board of Directors.

The Investor is also affiliated with Future Fuel Limited, with which we entered into a License Agreement as described in Item 1.01 of this Report

The Company intends to use the proceeds of sale for general working capital purposes.

The offer and sale were exempt from registration pursuant to Regulation S of the Securities and Exchange Commission.

As a result of these transactions the Investor now owns an aggregate of One Million Five Hundred Sixty-Seven Thousand (1,567,000) shares of Common Stock of the Company.  Two individuals affiliated with the Investor own an additional Three Hundred Thirty Three Thousand (333,000) shares of our Common Stock.

The Investor executed and delivered to the Company Lock-up and Installment Re-Sale Restriction Agreements dated as of March 28, 2012 (the "the Lock-up Agreement").  Pursuant to the Lock-up Agreement, the Investor agreed to restrictions on selling, short sales, pledges, loans, assignments or otherwise transferring any shares purchased.  These transactions are called "Restricted Transactions."  Certain private sales are exempt from these re-sale restrictions, provided the buyer agrees to restrict re-sales to the same extent as the Investor has agreed in the Lock-up Agreement.

Two time periods with different levels of restrictions are covered by the Lock-up Agreement.

During the first time period (the "Lock-up Period"), no Restricted Transactions are permitted.  The Lock-up Period started immediately and ends on the first anniversary of the last day of the calendar month during which the later of two events occurs: (i) the date a Registration Statement pursuant to Section 5 of the Securities Act of 1933 covering the resale of shares of Common Stock of the Company becomes effective by order of the SEC, which Registration Statement includes shares of Common Stock sold in the private placement, or (ii) the date the Company raises at least One Million Five Hundred Thousand ($1,500,000) Dollars (US) in the private placement, including from sales to the Investor described in this Report, which amount has been raised.

The second time period covered by the Lock-up Agreement (the "Installment Re-Sale Period") begins immediately after the Lock-up Period and ends on the first (1st) anniversary of the beginning of the Installment Re-Sale Period.  During the Installment Re Sale Period, the Investor is permitted to sell during any calendar month a number of shares equal to the lower of Eight and One Half (8.5%) of the shares purchased, or its pro rata share of the average weekly reported volume of trading of the Company's shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks that ended immediately prior to the beginning of the calendar month during which the sale occurs (the "Average Weekly Volume").  The Investor's pro rata share is determined by dividing (i) the number of shares owned by the Investor, by (ii) the number of shares whose resale is restricted by agreements with the Investor and other investors in the private placement.

After the Installment Re-Sale Period ends, the Investor is free to sell or otherwise transfer shares without restriction, except any restrictions imposed by securities laws, rules and regulations.

The Company also entered into a Registration Rights Agreement dated March 28, 2012 with the Investor (the "Registration Rights Agreement").  The Registration Rights Agreement requires the Company to use reasonable commercial efforts to file by May 28, 2012 a registration statement to register for re-sale the shares purchased by the Investor and to use reasonable commercial efforts to cause the registration to become effective within six months after the registration statement is filed.  The Registration Rights Agreement includes liquidated damages, if the Company fails to achieve the target dates, because the Company fails to use commercially reasonable efforts.  The Registration Rights Agreement contains other provisions common to agreements of this nature.

A copy of the Lock-up Agreement and the Registration Rights Agreement are attached as Exhibits 99.4 and 99.5 of this Report.

In separate transactions exempt from registration by reason of Section 4 (2) of the Securities Act of 1933, during March 2012 Robert Craig, who was holding a warrant (originally issued on March 28, 2011) to purchase one million (1,000,000) shares of Common Stock as the nominee of several other shareholders, entered into a written agreement that evidenced a prior oral understanding about the beneficial ownership of the warrant as follows: Robert Craig 235,000 shares, Song Jin 235,000 shares, Robin Kindle 75,000 shares, Jon Larsen 10,000 shares, Paul Fallgren 10,000 shares, Shinjin (Vincent) Ren 10,000, Alan Cohen 100,000 shares and Hawk Opportunity Fund, LP ("Hawk") 325,000 shares.  Each beneficial owner has the power to exercise its portion of the warrant and will receive all economic benefits from that warrant.  On March 31, 2012 Hawk exercised the warrant for 325,000 shares and Alan Cohen exercised the warrant for 100,000 shares.  The Company received the exercise price of the warrant.  Currently 575,000 shares are still subject to the warrant.  All shares issued and issuable upon exercise of the warrant are subject to Lock-up and Installment Re-Sales Agreements.

The Warrant is Exhibit 99.2 to a Current Report on Form 8-K filed on April 1, 2011.

The form of Lock-up and Installment re-Sales Agreement  covering the Warrant and Warrant shares is Exhibit 99.3 to a Current Report on Form 8-K filed on April 1, 2011.

There agreements are herby incorporated by reference herein.

Item 9.01  Financial Statement And Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits. See Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT FUEL, INC.

DATED: April 20, 2012	By:	/s/ Robert H. Craig
Robert H. Craig
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	License Agreement effective April 2, 2012 between Next Fuel, Inc. and PT Enviro Energy, an Indonesian limited liability company.

99.2	License Agreement dated as of March 31, 2012 between Next Fuel, Inc. and Future Fuel Limited, British Virgin Islands limited liability company.

99.3	Amendment No. 1 dated as of April 1, 2012 to License Agreement dated as of March 31, 2012 between Next Fuel, Inc. and Future Fuel Limited, British Virgin Islands limited liability company.

99.4	Lock-up and Installment Re-Sale Restriction Agreements dated as of March 28, 2012 between the Company and Mr. Guangwei Guo.

99.5	Registration Rights Agreement dated March 28, 2012 between the Company and Mr. Guangwei Guo.